Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Ron Soulema, Adv.

Moti Philip, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar Dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Tmoora Detsch Kaufman, Adv.

Lilach Cohen-Shamir, Adv.

Orly Pharan, Adv.

Rotem Nissim, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv. & Notary

Jossef Prins, Adv.

Shay Almakies, Adv. & Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Hadas Garoosi Wolfsthal, Adv.

Odelia Cohen-Schondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Sivan Kaufman, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Sivan Feldhamer, Adv.

Meital Graff, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Michal Zamir-Polani, Adv.

Inbal Harel Gershon, Adv.

Hezi Sidon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv. & economist

Hadar Weizner, Adv. & economist

Yaniv Levi, Adv.

Noy Keren, Adv.

Avi Kababgian, Adv.

Or Yahal Asbag, Adv.

Bnei Brak, January 12, 2024

Beamr Imaging Ltd.

10 Hamanofim Street,

Herzeliya

Israel

Dear Sir and Madam:

Re: REGISTRATION STATEMENT ON FORM F-1

We are acting as Israeli counsel for Beamr Imaging Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration and proposed maximum aggregate offering of up to US$12,218,750.00 of (i) ordinary shares, par value NIS 0.05 per shares (the “Ordinary Shares”); (ii) warrants (the “Warrants”) to purchase Ordinary Shares; and (iii) the Ordinary Shares underlying the Warrants, as may be sold by the Company under the Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares being registered thereunder include such number of Ordinary Shares as may be issuable with respect to the shares being registered thereunder as a result of stock splits, stock dividends, or similar transactions.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed inter alia the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy and the accuracy on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications.

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares and the Ordinary Shares issued upon the exercise of the Warrants, when issued pursuant to the terms of the Registration Statement, and the terms of any agreements relating to such issuance, will be upon receipt of consideration as the case may be, validly issued, fully paid and non-assessable.

Eli Kulas. Adv. Notary & Mediator -
Counselor

Jan Robinsohn, M.Jur. Adv. & Notary -
Counselor****

Giora Amir, Adv. Notary - Counselor

* Member of the New York State Bar ** Member of the Law Society in England & Wales *** Accredited by the consulate of France **** Honorary Consul Of The Republic Of Poland (ret.)	Haifa & Northern: 7 Palyam Blvd. Haifa, (Phoenix House) 7th Floor, 3309510 Tel. +972-4-8147500 | Fax 972-4-8555976 Banking & Collection, 6th Floor Tel. 972-4-8353700 | Fax 972-4-8702477	Central: B.S.R. Tower 4, 33th Floor, 7 metsada St. Bnei Brak, 5126112 Tel. 972-3-6109100 | Fax +972-3-6127449 Tel. 972-3-6133371 | Fax +972-3-6133372 Tel. 972-3-7940700 | Fax +972-3-7467470
mail@dtkgglaw.com www.dtkgglaw.com www.dt-law.co.il	Romania: 7 Franklin, 1st District, Bucharest Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia	SRFK Manhattan: New York, Broadway 61, NY 10006TLV1 626314015v1

We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Advocates and Notaries